CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PIMCO ETF Trust of our report dated August 25, 2023, relating to the financial statements and financial highlights, which appears in each of the Funds’ (as listed in Appendix A) Annual Report on Form N-CSR for the year ended June 30, 2023. We also consent to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

October 25, 2023

Appendix A

PIMCO ETF Trust

PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund

PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund

PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund

PIMCO Broad U.S. TIPS Index Exchange-Traded Fund

PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund

PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund

PIMCO Active Bond Exchange-Traded Fund

PIMCO Enhanced Low Duration Active Exchange-Traded Fund

PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund

PIMCO Enhanced Short Maturity Active Exchange-Traded Fund

PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund

PIMCO Multisector Bond Active Exchange-Traded Fund

PIMCO Municipal Income Opportunities Active Exchange-Traded Fund

PIMCO Preferred and Capital Securities Active Exchange-Traded Fund

PIMCO Prime Limited Maturity Active Exchange-Traded Fund

PIMCO Senior Loan Active Exchange-Traded Fund

PIMCO Short Term Municipal Bond Active Exchange-Traded Fund

PIMCO Ultra Short Government Active Exchange-Traded Fund

PIMCO Commodity Strategy Active Exchange-Traded Fund